Exhibit 14

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm name under the caption “Financial Highlights” in the Prospectus/Information Statement included in the Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Treasury Cash Series (one of the portfolios constituting Cash Trust Series, Inc.) Statement of Additional Information and Prospectus, respectively, dated July 31, 2015, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 38 (File No. 33-29838), and is incorporated by reference in the Statement of Additional Information and Prospectus/Information Statement included in this Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Trust for U.S. Treasury Obligations (one of the portfolios constituting Money Market Obligations Trust) Statement of Additional Information and Prospectus, respectively, dated September 30, 2015, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 173 (File No. 33-31602), and is incorporated by reference in the Statement of Additional Information and Prospectus/Information Statement included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report, dated July 23, 2015, on the financial statements and financial highlights of Federated Treasury Cash Series, included in the Annual Shareholder Report for the year ended May 31, 2015, which is also incorporated by reference in the Prospectus/Information Statement included in this Registration Statement on Form N-14. We also consent to the incorporation by reference of our report, dated September 23, 2015, on the financial statements and financial highlights of Federated Trust for U.S. Treasury Obligations, included in the Annual Shareholder Report for the year ended July 31, 2015, which is also incorporated by reference in the Statement of Additional Information and Prospectus/Information Statement included in this Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 23, 2015